STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFCER REGARDING FACTS
               AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

       I, David D. Wesselink, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Metris Companies Inc. and, except as corrected or supplemented in a subsequent covered report:

-no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a Report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

-no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a Report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with Metris Companies Inc.'s audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

-2001 Annual Report on Form 10-K of Metris Companies Inc.;

-all Reports on Form 10-Q, all Reports on Form 8-K and all definitive proxy materials of Metris Companies Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

-any amendments to any of the foregoing.



/s/                                     Subscribed and sworn to before me this
DAVID D. WESSELINK                      9th day of August 2002.

August 9, 2002                          /s/
                                        Richard G. Evans
                                        Notary Public

                                        My Commission Expires: January 31, 2005